Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST
NEW YORK, NY 10001	FIRM/AFFILIATE
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TEL: (212) 735-3000	-----------
FAX: (212) 735-2000	BOSTON
www.skadden.com	CHICAGO
LOS ANGELES
NEW YORK
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
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ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
May 7, 2026	HONG KONG
LONDON
MUNICH
Devon Energy Corporation	PARIS
Three Memorial City Plaza	SÃO PAULO
840 Gessner Road, Suite 1400	SEOUL
Houston, Texas 77024	SINGAPORE

Re:	Devon Energy Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special United States counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the filing on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), of the Post-Effective Amendment No. 1 on Form S-8 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-294222) filed by the Company with the Commission on March 12, 2026 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed by the Company with the Commission on March 26, 2026 (“Amendment No. 1” and, together with the Initial Registration Statement, the “Amended Registration Statement” and, together with the Amendment, the “Registration Statement”), which Amended Registration Statement was declared effective by the Commission on March 26, 2026.

The Amendment relates to the 12,386,440 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), that were registered on the Amended Registration Statement and that are issuable under Devon Energy Corporation 2022 Long Term Incentive Plan, as amended and restated (the “Plan”), to individuals (i) employed or otherwise providing services to Coterra Energy Inc. (“Coterra”) or its affiliates immediately before the consummation on May 7, 2026 of the merger (the “Merger”) pursuant to that certain

Devon Energy Corporation

May 7, 2026

Agreement and Plan of Merger, dated as of February 1, 2026 (the “Merger Agreement”), by and among Devon, Cubs Merger Sub, Inc., a then direct, wholly-owned subsidiary of Devon (“Merger Sub”), and Coterra, providing for the merger of Merger Sub with and into Coterra, with Coterra surviving the Merger as a direct, wholly-owned subsidiary of Devon, and (ii) hired by, or otherwise first become service providers to Devon or its affiliates on or after the closing of the Merger.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (the “Rules and Regulations”).

In rendering the opinion stated herein, we examined and relied upon the following:

(a) the Initial Registration Statement;

(b) Amendment No. 1;

(c) the Amendment in the form to be filed with the Commission on the date hereof;

(d) an executed copy of the Merger Agreement;

(e) a copy of the Plan;

(f) an executed copy of a certificate of Marcus G. Bolinder, Vice President of Corporate Governance and Secretary and Associate General Counsel of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g) a copy of the Company’s Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate as being in effect on the date of resolutions referred to below and as of the date hereof (the “Certificate of Incorporation”);

(h) a copy of the Amended and Restated Bylaws of the Company, as amended and certified pursuant to the Secretary’s Certificate as being in effect on the date of resolutions referred to below and as of the date hereof (the “Bylaws”); and

(i) a copy of certain resolutions adopted by the Board of Directors of the Company, adopted on February 1, 2026 and May 5, 2026, relating to, as applicable, the Merger Agreement; the filing of the Initial Registration Statement, Amendment No. 1, and the Amendment; and the issuance of the Shares under the Plan and certain related matters, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

Devon Energy Corporation

May 7, 2026

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation and the factual representations and warranties set forth in the Merger Agreement.

In rendering the opinion set forth below, we have also assumed that (i) the Shares will be issued in book-entry form and an appropriate account statement evidencing the Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar will be issued by the Company’s transfer agent and registrar, (ii) each award agreement under which options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards and certain other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto, and (iii) the Company’s issuance of the Shares does not and will not (a) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (b) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation and the Bylaws although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such instruments) and that the Company will continue to have sufficient authorized shares of Common Stock, and (iv) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Devon Energy Corporation

May 7, 2026

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Shares are issued, delivered and paid for in accordance with the terms of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SG